Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE LAB REPORTS FOURTH QUARTER 2019 RESULTS FROM CONTINUING OPERATIONS:

•	COMPANY REVENUE OF $157 MILLION
•	GAAP EPS OF $0.23; $0.38, EX-ITEMS
•	RESERVOIR DESCRIPTION OPERATING MARGINS 17%, EX-ITEMS, UP FROM 16% YEAR-OVER-YEAR
•	CORE GENERATES FCF FOR 73RD CONSECUTIVE QUARTER
•	COMPANY POSTS OILFIELD SERVICE-LEADING ROIC OF 20.2%
•	CORE NOTIFIED OF INCLUSION IN 2020 BLOOMBERG GENDER-EQUALITY INDEX

AMSTERDAM (29 January 2020) - Core Laboratories N.V. (NYSE: "CLB US" and Euronext Amsterdam: "CLB NA") ("Core", "Core Lab", or the "Company") reported that continuing operations resulted in fourth quarter 2019 revenue of $156,800,000.  Core’s operating income was $21,100,000, with earnings per diluted share ("EPS") of $0.23, all in accordance with U.S. generally accepted accounting principles ("GAAP"); operating income, ex-items, a non-GAAP financial measure, was $25,000,000, yielding operating margins of 16% and EPS, ex-items, of $0.38.  A full reconciliation of non-GAAP financial measures is included in the attached financial tables.

Core’s Board of Supervisory Directors ("Board") and the Company’s Executive Management continue to focus on strategies that maximize return on invested capital ("ROIC") and free cash flow ("FCF"), a non-GAAP financial measure defined as cash from operations less capital expenditures, factors that have high correlation to maximizing total shareholder return.  Core’s asset-light business model and capital discipline promote capital efficiency and are designed to produce more predictable and superior long-term ROIC.   Bloomberg's calculations using the latest comparable data available indicate that Core’s ROIC of 20.2% is the highest of the oilfield service companies listed as Core’s Comp Group by Bloomberg.

Segment Highlights

Core Laboratories reports results under two operating segments: Reservoir Description and Production Enhancement.  During the fourth quarter of 2019, as part of the Company’s ongoing efforts to streamline operating structures and business reporting lines, Core continued advancing its cost reduction plan and recognized associated costs of $2,600,000, which are excluded from the following segment highlights.  This plan seeks to position Core Lab to perform at maximum efficiency while adapting to changes in North American market conditions.

Reservoir Description

Reservoir Description revenue in the fourth quarter of 2019 was $102,600,000.  The 6% sequential revenue decline, as compared to the third quarter of 2019, was attributed to slower than expected progression on international projects and a steep decline in U.S. activity during the fourth quarter of 2019.  However, international revenue for Reservoir Description was up 7% in 2019 for the full-year, when excluding the divestiture of a non-strategic international operation in early 2019.  Operating income for the fourth quarter of 2019 on a GAAP basis was $14,200,000, while operating income, ex-items, was $17,000,000, yielding operating margins, ex-items, of 17%, despite a sequential decline in client activity.

Reservoir Description operations are heavily exposed to international and offshore activity levels, with approximately 80% of its revenue sourced from outside of the U.S., where core, reservoir fluid and derived product samples originate from international projects.  Core conducted services for both newly developed fields and brownfield extensions in offshore areas such as: Australia, Brazil, Guyana, Suriname, the Gulf of Mexico, the Middle East and offshore North America. These analytical programs provide accurate, comprehensive datasets of rock and hydrocarbon properties that are critical for optimizing reservoir appraisal, development and production.

In the fourth quarter of 2019, Core Lab, under the direction of Apache Corporation, initiated wellsite and laboratory analytical programs to determine the properties of rotary sidewall core samples and reservoir fluids from the Maka Central-1 well offshore Suriname.  Core Lab is pleased to be assisting the technical experts at Apache Corporation in this important offshore discovery.

Also during the fourth quarter of 2019, Core conducted Fit-For-ReservoirTM core and fluid analytical programs for an operator working on Alaska’s North Slope.  Core Lab’s Anchorage facility provided proprietary Non-Invasive Technologies for Reservoir OptimizationSM (“NITROSM”) services, employing quick turn-around, non-invasive techniques.  Digital Rock Characterization (“DRC”), one of the NITROSM technologies, provided the client with data on reservoir quality, lithologic variations, pay-zone heterogeneities, porosity and permeability, along with other rock parameters.  Initial data sets were delivered to the client within 48 hours from the time the rock samples arrived at Core’s Anchorage facility.  This allowed the client to utilize the datasets for both initial field drilling and future development decisions. DRC delivers a volumetric reconstruction of the core, allowing the end-user to visualize the recovered strata in three dimensional images.  Moreover, Core leveraged its proprietary database of physically-measured laboratory data to quickly generate modeled petrophysical parameters on the new core.  In addition, Continuous Scanning X-Ray Fluorescence (“CS-XRF”), another non-invasive technology, provided high-resolution elemental data.  Using proprietary Core Lab methods, these elemental data are then converted to mineralogy on a millimeter-scale along the full length of the cored interval.  The combination of Core Lab’s proprietary DRC, CS-XRF and other non-invasive technologies yields results that are unmatched in the industry.  NITROSM is becoming a staple technology in characterizing both unconventional and conventional reservoirs.  These cores from Alaska are now processing through the traditional program of physical laboratory measurements.

Production Enhancement

Production Enhancement operations, largely focused on complex completions in unconventional, tight-oil reservoirs in the U.S. and conventional offshore development projects, posted fourth quarter 2019 revenue of $54,200,000, down 15%, sequentially. Fourth quarter performance was impacted by a steep sequential decline in U.S. onshore well completion activity, which declined over 20%, as estimated by Rystad data and other sources.  Operating income on a GAAP basis was $6,600,000, while operating income, ex-items, was

$7,500,000, which yielded operating margins of 14%.  However, due to cost controls enacted in the fourth quarter, Production Enhancement decremental margin performance was in line with expectations.

Core Lab, a technological leader in the design of efficient and effective high-end energetic systems, continues its focus on the expansion of GoGunTM production to meet client demand.  Core continues its investments into cutting edge manufacturing technologies to maximize efficiencies in GoGunTM production as demand grows.  In addition, during the fourth quarter of 2019, the recently introduced ReFRACTM product line has experienced increasing client acceptance.  The ReFRACTM technology is utilized in mechanically isolated re-stimulation programs where an internal string is used to isolate older, depleted stages in previously under-stimulated wells.  The first-to-market ReFRACTM technology creates a consistent hole size through two strings of casing.  This re-completion method is gaining popularity because it allows operators to perforate, pump and stimulate new reservoir rock between the original stages of the well and increase hydrocarbon recovery without the expense of drilling and completing a new well.  Operators using Core’s ReFRACTM technology have reported they can now complete twice as many stages per day compared to conventional perforating systems, reducing their operating costs and improving cash flow.

Also in the fourth quarter of 2019, field trials were successfully completed in preparation for the full commercial release of Core’s innovative Pulse WaveTM system, another technology focused on recompletion of existing wells.  Combining proprietary propellants with Core’s other patented high-end energetic products, the Pulse WaveTM technology facilitates recompletion programs when standard plug and perf methods are not an option due to pre-existing perforations in the well.  The Pulse WaveTM system uses a unique energy transfer technology to trigger multiple perforating guns with high reliability and reduced hardware requirements.  During field trials, the Pulse WaveTM technology achieved a 100% success rate across multiple stages on a dozen wells, potentially saving clients significant operating time and costs in the Permian Basin, Bakken, and Barnett plays.

Core’s diagnostic technology services continue to demonstrate value in offshore completions.  Core was initially engaged to perform completion diagnostic services on a deepwater well in the Gulf of Mexico in 2017.   SpectraStim™, SpectraScan®, and PackScan® imaging technologies were deployed on Miocene strata to evaluate the sand control completion program in this offshore well.  When the initial work identified voids in the gravel pack, Core was able to advise the client on a remediation plan.  Following remediation, the interval was re-scanned, and Core verified that the voids were eliminated.  Core’s assistance reduced the risk of potentially costly damage to the production tubing and equipment.  During the fourth quarter of 2019, Core Lab was reengaged to deploy PackScan® in the same well to determine the current integrity of the gravel pack after two years of production.  The objective was to identify the location of produced proppant and formation solids.  While these results are currently under evaluation, it demonstrates how Core Lab’s completion diagnostics can also be used to assess the stability of a sand control program over time.

Free Cash Flow, Dividends and Share Repurchases

During the fourth quarter of 2019, Core continued to generate FCF, with cash from operations of $21,300,000 and capital expenditures of $4,700,000, yielding FCF of $16,600,000.

The fourth quarter of 2019 also marks the 73rd consecutive quarter that the Company generated positive FCF. Core’s fourth quarter 2019 free cash was returned to Core’s shareholders via the Company’s regular quarterly dividend.   As announced on 30 December 2019, Core’s Board of Supervisory Directors approved a plan to reduce the Company’s future quarterly dividends to $0.25 per share beginning in the first quarter of 2020.  While the Company will continue to monitor and implement operating efficiencies and cost reductions,

Core believes reducing future quarterly dividends will preserve Core’s strong balance sheet.  Based upon a quarterly dividend of $0.25 per share and the number of shares outstanding as of 31 December 2019, the annual dividend distribution would approximate $44 million.  For the 2019 full year, and after funding its 2019 capex program, the Company generated $67 million of FCF, or $23 million of FCF in excess of the planned future annual dividend distribution. This provides additional flexibility in the Company’s capital allocation policy.  Core continues to generate significant levels of FCF, which will be returned to shareholders via the Company’s regular quarterly dividend and opportunistic share repurchases, as well as to manage the Company’s level of outstanding debt.

In January 2020, Core reinitiated its share repurchase program, buying 20,000 shares at an average share price of $40.17.  Core anticipates additional share repurchases during the first quarter of 2020, while also reducing levels of debt on its outstanding revolving credit facility.

On 8 October 2019, the Board announced a quarterly cash dividend of $0.55 per share of common stock, which was paid on 19 November 2019 to shareholders of record on 18 October 2019.  Dutch withholding tax was deducted from the dividend at a rate of 15%.

On 14 January 2020, the Board announced a quarterly cash dividend of $0.25 per share of common stock, payable on 14 February 2020 to shareholders of record on 24 January 2020. Dutch withholding tax will be deducted from the dividend at a rate of 15%.

Return On Invested Capital

Core Lab's ROIC of 20.2% is the highest of the peer group compiled and reported by Bloomberg.  The Company's Board has established an internal performance metric of achieving a leading relative ROIC performance compared with the oilfield service companies listed as Core's Comp Group by Bloomberg. The Company and its Board believe that ROIC is a leading long-term performance metric used by shareholders to determine the relative investment value of publicly-traded companies.  Further, the Company and its Board believe that shareholders will benefit if Core consistently performs at high levels of ROIC relative to its Comp Group.  Core Lab’s commitment to capital stewardship is driven in part by the Company’s continuing philosophy of having a low capital-intensive business, averaging less than 4% of Company revenues.

According to the latest Comp Group financial information from Bloomberg, Core's ROIC is the highest of any comparably-sized oilfield service company (greater than $1.5 billion market capitalization).  Comp Group companies listed by Bloomberg include: Halliburton, Schlumberger, National Oilwell Varco, Baker Hughes, TGS-NOPEC Geophysical Company, Wood (formerly known as "The Wood Group"), and Apergy, among others.  Core Lab is one of only three of the 18 companies listed in the Comp Group posting ROIC that exceeded their Weighted Average Cost of Capital ("WACC").  Core’s ratio of ROIC to WACC is the highest of any company in the Comp Group.

Environmental, Social and Governance

On 14 November 2019, Bloomberg announced that Core Lab would be one of the 325 companies, out of over 5,000 publicly-traded companies from 50 industries representing 42 countries and regions, to be included in the 2020 Bloomberg Gender-Equality Index (“BGEI”).  The BGEI, with its focus on gender equality in the workplace, is yet another metric by which investors can gauge a company’s commitment to environmental, social and governance factors across industries.

First Quarter 2020 Revenue and EPS Guidance

Consistent with the initial guidance provided on 30 December 2019, Core projects consolidated first quarter 2020 revenue of approximately $159,000,000 to $164,000,000 and operating income of approximately $25,000,000 to $27,000,000, yielding operating margins of approximately 16%.  The Company’s EPS for the first quarter of 2020, using an effective tax rate of 20%, is projected to be $0.39 to $0.41.  Further, the Company will continue to execute on planned opportunities to efficiently align the business with market conditions.

Core Lab’s first quarter 2020 guidance is based on projections for the underlying operations and excludes gains or losses in foreign exchange.

Succession Planning Announcements

David Demshur to Retire at End of 2020

David Demshur, after more than 25 years as Core Lab’s Chairman and Chief Executive Officer, a tenure rarely achieved in any industry, is announcing his plans to retire effective 31 December 2020. Mr. Demshur will transition from the roles of Chairman and Chief Executive Officer on 20 May 2020, coinciding with Core Lab’s Annual Shareholders’ Meeting.  Mr. Demshur will not seek re-nomination to the Company’s Supervisory Board of Directors in 2020.  Mr. Demshur’s retirement, at the age of 65, follows more than 40 years of dedicated leadership and innovation at Core Lab.  He led the management buyout of Core Lab in 1994 and its IPO in 1995.  Since the IPO, and under Mr. Demshur’s leadership, Core Lab’s total shareholder return has consistently outperformed the other members of the Philadelphia Oil Service Sector Index in the aggregate. This superior performance was driven by the execution of the Company’s long-standing growth strategies and disciplined adherence to the Company’s three financial tenets.   Also, during Mr. Demshur’s leadership, Core Lab significantly expanded its portfolio of services and products and global business, now operating in more than 50 countries.

Lawrence Bruno to be appointed Chairman and Chief Executive Officer in addition to serving in his current roles as President and Chief Operating Officer

Effective 20 May 2020, Lawrence Bruno, currently a member of the Company’s Board of Supervisory Directors, will succeed David Demshur as the Company’s Chairman and Chief Executive Officer in addition to serving in his current roles as President and Chief Operating Officer.  Mr. Bruno holds a Master’s degree in geology, has been in the industry for more than 35 years, and with Core Lab for more than 21 years.  As President and Chief Operating Officer, Mr. Bruno has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement.  Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry, and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come.

Earnings Call Scheduled

The Company has scheduled a conference call to discuss Core's fourth quarter 2019 earnings announcement.  The call will begin at 7:30 a.m. CST / 2:30 p.m. CET on Thursday, 30 January 2020.  To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. is a leading provider of proprietary and patented reservoir description and production enhancement services and products used to optimize petroleum reservoir performance.  The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world. This release, as well as other statements we make, includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law.  The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements.  Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company's website at www.corelab.com. Connect with Core Lab on Facebook, LinkedIn and YouTube.

For more information, contact:

Gwen Schreffler - SVP Corporate Development and Investor Relations, +1 713 328 6210

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended			% Variance
	December 31, 2019	September 30, 2019	December 31, 2018	vs. Q3-19	vs. Q4-18
REVENUE	$156,778	$173,200	$173,207	(9.5)%	(9.5)%

OPERATING EXPENSES:
Costs of services and sales	117,749	125,996	125,694	(6.5)%	(6.3)%
General and administrative expenses	9,773	11,012	24,721	(11.3)%	(60.5)%
Depreciation and amortization	5,535	5,697	5,721	(2.8)%	(3.3)%
Other (income) expense, net	2,666	(712)	(907)	NM	NM
Total operating expenses	135,723	141,993	155,229	(4.4)%	(12.6)%

OPERATING INCOME	21,055	31,207	17,978	(32.5)%	17.1%
Interest expense	3,588	3,662	3,634	(2.0)%	(1.3)%
Income from continuing operations before income tax expense	17,467	27,545	14,344	(36.6)%	21.8%
Income tax expense	7,177	3,335	5,750	115.2%	24.8%
Income from continuing operations	10,290	24,210	8,594	(57.5)%	19.7%
Income (loss) from discontinued operations, net of income taxes	—	(397)	408	NM	NM
Net income	10,290	23,813	9,002	(56.8)%	14.3%
Net income (loss) attributable to non- controlling interest	(40)	84	167	NM	NM
Net income attributable to Core Laboratories N.V.	$10,330	$23,729	$8,835	(56.5)%	16.9%

Diluted EPS from continuing operations	$0.23	$0.54	$0.19	(57.4)%	21.1%

Diluted EPS attributable to Core Laboratories N.V.	$0.23	$0.53	$0.20	(56.6)%	15.0%

Weighted average diluted common shares outstanding	44,634	44,716	44,401	(0.2)%	0.5%

Effective tax rate	41%	12%	40%	NM	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$102,617	$109,339	$106,557	(6.1)%	(3.7)%
Production Enhancement	54,161	63,861	66,650	(15.2)%	(18.7)%
Total	$156,778	$173,200	$173,207	(9.5)%	(9.5)%

Operating income:
Reservoir Description	$14,248	$18,835	$10,374	(24.4)%	37.3%
Production Enhancement	6,586	11,456	7,682	(42.5)%	(14.3)%
Corporate and Other	221	916	(78)	NM	NM
Total	$21,055	$31,207	$17,978	(32.5)%	17.1%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Twelve Months ended		% Variance
	December 31, 2019	December 31, 2018
REVENUE	$668,210	$700,846	(4.7)%

OPERATING EXPENSES:
Costs of services and sales	495,579	496,964	(0.3)%
General and administrative expenses	48,023	62,910	(23.7)%
Depreciation and amortization	22,605	23,087	(2.1)%
Other (income) expense, net	5,319	(737)	NM
Total operating expenses	571,526	582,224	(1.8)%

OPERATING INCOME	96,684	118,622	(18.5)%
Interest expense	14,690	13,328	10.2%
Income from continuing operations before income tax expense	81,994	105,294	(22.1)%
Income tax expense (benefit)	(12,290)	25,447	NM
Income from continuing operations	94,284	79,847	18.1%
Income (loss) from discontinued operations, net of income taxes	7,833	(58)	NM
Net income	102,117	79,789	28.0%
Net income attributable to non-controlling interest	134	263	NM
Net income attributable to Core Laboratories N.V.	$101,983	$79,526	28.2%

Diluted EPS from continuing operations	$2.11	$1.80	17.2%

Diluted EPS attributable to Core Laboratories N.V.	$2.28	$1.79	27.4%

Weighted average diluted common shares outstanding	44,646	44,474	0.4%

Effective tax rate	(15)%	24%	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$420,897	$413,082	1.9%
Production Enhancement	247,313	287,764	(14.1)%
Total	$668,210	$700,846	(4.7)%

Operating income:
Reservoir Description	$55,140	$54,847	0.5%
Production Enhancement	38,378	$63,039	(39.1)%
Corporate and Other	3,166	736	NM
Total	$96,684	$118,622	(18.5)%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(amounts in thousands)

(Unaudited)

				% Variance
ASSETS:	December 31, 2019	September 30, 2019	December 31, 2018	vs. Q3-19	vs. Q4-18

Cash and cash equivalents	$11,092	$13,128	$13,116	(15.5)%	(15.4)%
Accounts receivable, net	131,579	137,355	129,157	(4.2)%	1.9%
Inventory	50,163	53,528	45,664	(6.3)%	9.9%
Other current assets	28,403	26,675	43,040	6.5%	(34.0)%
Total Current Assets	221,237	230,686	230,977	(4.1)%	(4.2)%

Property, plant and equipment, net	123,506	125,078	122,917	(1.3)%	0.5%
Right-of-use assets	75,697	76,238	—	(0.7)%	NM
Intangibles, goodwill and other long-term assets, net	354,233	355,694	294,933	(0.4)%	20.1%
Total assets	$774,673	$787,696	$648,827	(1.7)%	19.4%

LIABILITIES AND EQUITY:

Accounts payable	$35,611	$42,191	$41,155	(15.6)%	(13.5)%
Short-term operating lease obligations	11,841	11,869	—	(0.2)%	NM
Other current liabilities	64,142	65,937	61,392	(2.7)%	4.5%
Total current liabilities	111,594	119,997	102,547	(7.0)%	8.8%

Long-term debt, net	305,283	297,148	289,770	2.7%	5.4%
Long-term operating lease obligations	64,660	63,754	—	1.4%	NM
Other long-term liabilities	110,996	112,236	95,610	(1.1)%	16.1%

Total equity	182,140	194,561	160,900	(6.4)%	13.2%
Total liabilities and equity	$774,673	$787,696	$648,827	(1.7)%	19.4%

“NM” means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Income from continuing operations	$10,290	$24,210	$8,594
Income (loss) from discontinued operations	—	(397)	408
Net income	$10,290	$23,813	$9,002
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,228	3,311	15,661
Depreciation and amortization	5,536	5,697	5,721
Deferred income tax	2,124	(3,353)	—
Gain on sale of discontinued operations	—	397	—
Accounts receivable	5,733	(2,603)	14,237
Inventory	3,310	(4,287)	1,718
Accounts payable	(5,519)	815	819
Other adjustments to net income	(3,400)	2,199	(9,257)
Net cash provided by operating activities	$21,302	$25,989	$37,901

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	$(4,732)	$(5,307)	$(5,678)
Proceeds (adjustments) from sale of discontinued operations	—	(1,853)	—
Other investing activities	(402)	(437)	(96)
Net cash provided by (used in) investing activities	$(5,134)	$(7,597)	$(5,774)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt borrowings	$(27,000)	$(28,000)	$(34,000)
Proceeds from debt borrowings	35,000	35,000	28,000
Dividends paid	(24,406)	(24,399)	(24,322)
Repurchase of treasury shares	(1,806)	(411)	(2,674)
Other financing activities	8	—	(115)
Net cash provided by (used in) financing activities	$(18,204)	$(17,810)	$(33,111)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,036)	582	(984)
CASH AND CASH EQUIVALENTS, beginning of period	13,128	12,546	14,100
CASH AND CASH EQUIVALENTS, end of period	$11,092	$13,128	$13,116

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Twelve Months ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Income from continuing operations	$94,284	$79,847
Income (loss) from discontinued operations	7,833	(58)
Net income	$102,117	$79,789
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	20,879	34,194
Depreciation and amortization	22,605	23,087
Deferred income tax	(36,345)	1,832
Gain on sale of business	(1,154)	—
Gain on sale of discontinued operations	(8,411)	—
Accounts receivable	(3,191)	2,265
Inventory	(3,892)	(10,403)
Accounts payable	(3,757)	(1,752)
Other adjustments to net income	676	(17,185)
Net cash provided by operating activities	$89,527	$111,827

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	$(22,269)	$(21,741)
Proceeds from sale of business	2,980	—
Proceeds from sale of discontinued operations	14,789	—
Business acquisitions, net of cash acquired	—	(47,314)
Other investing activities	(1,177)	(1,584)
Net cash used in investing activities	$(5,677)	$(70,639)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt borrowings	$(123,000)	$(114,000)
Proceeds from debt borrowings	138,000	178,000
Dividends paid	(97,574)	(97,251)
Repurchase of treasury shares	(3,300)	(7,451)
Other financing activities	—	(1,760)
Net cash used in financing activities	$(85,874)	$(42,472)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,024)	(1,284)
CASH AND CASH EQUIVALENTS, beginning of period	13,116	14,400
CASH AND CASH EQUIVALENTS, end of period	$11,092	$13,116

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables it to evaluate more effectively the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded Items.  For this reason, we use certain non-GAAP measures that exclude these Items; and we feel that this presentation provides a clearer comparison with the results reported in prior periods. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, the financial results prepared in accordance with GAAP, as more fully discussed in the Company's financial statement and filings with the Securities and Exchange Commission.

Reconciliation of Operating Income, Income from Continuing Operations and Earnings Per Diluted Share from Continuing Operations

(amounts in thousands, except per share data)

(Unaudited)

	Operating Income from Continuing Operations
	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
GAAP reported	$21,055	$31,207	$17,978
Stock compensation [1]	—	—	10,012
Cost reduction and other charges	2,578	—	—
Foreign exchange losses (gains)	1,359	569	457
Excluding specific items	$24,992	$31,776	$28,447

	Income from Continuing Operations
	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
GAAP reported	$10,290	$24,210	$8,594
Stock compensation [1]	—	—	9,165
Cost reduction and other charges	2,062	—	—
Foreign exchange losses (gains)	1,087	455	274
Impact of higher (lower) tax rate [2]	3,684	(2,172)	3,059
Excluding specific items	$17,123	$22,493	$21,092

	Earnings Per Diluted Share from Continuing Operations
	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
GAAP reported	$0.23	$0.54	$0.19
Stock compensation [1]	—	—	0.21
Cost reduction and other charges	0.05	—	—
Foreign exchange losses (gains)	0.02	0.01	0.01
Impact of higher (lower) tax rate [2]	0.08	(0.05)	0.07
Excluding specific items	$0.38	$0.50	$0.48

(1) Stock compensation expense recognized pursuant to FASB ASC 718 "Stock Compensation" associated with executives reaching eligible retirement age.
(2) 2019 Quarter 3 and 4 include adjustments to reflect tax expense at a normalized rate of 20%. 2018 Quarter 4 includes adjustments to reflect tax expense at a normalized rate of 15%.

Segment Information

(amounts in thousands)

(Unaudited)

	Operating Income from Continuing Operations
	Three Months Ended December 31, 2019
	Reservoir Description	Production Enhancement	Corporate and Other
GAAP reported	$14,248	$6,586	$221
Foreign exchange losses	649	425	285
Cost reduction and other charges	2,109	469	—
Excluding specific items	$17,006	$7,480	$506

Return on Invested Capital

Return on Invested Capital ("ROIC") is based on Bloomberg's calculation on the trailing four quarters from the most recently reported quarter and the balance sheet of the most recent reported quarter, and is presented based on our belief that this non-GAAP measure is useful information to investors and management when comparing our profitability and the efficiency with which we have employed capital over time relative to other companies. ROIC is not a measure of financial performance under GAAP and should not be considered as an alternative to net income.

ROIC of 20.2% is defined by Bloomberg as Net Operating Profit ("NOP") of $94 million plus Cash Operating Tax Benefit ("COT") of $14 million divided by Total Invested Capital ("TIC") of $533 million, where NOP is defined as GAAP net income before minority interest plus the sum of income tax expense, interest expense, and pension expense less pension service cost and COT is defined as income tax expense plus the sum of the change in net deferred taxes, and the tax effect on interest expense and TIC is defined as GAAP stockholder's equity plus the sum of net long-term debt, allowance for doubtful accounts, net balance of deferred taxes, income tax payable, and other charges.

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative consideration to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. Free cash flow should not be considered a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow

(amounts in thousands)

(Unaudited)

	Three Months Ended	Twelve Months ended
	December 31, 2019	December 31, 2019
Net cash provided by operating activities	$21,302	$89,527
Capital expenditures	(4,732)	(22,269)
Free cash flow	$16,570	$67,258

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